Exhibit 99.1

Meta Financial Group, Inc.® Announces Bank Regulatory Approvals for the Acquisition of Crestmark Bancorp, Inc.

Sioux Falls, S.D., June 28, 2018 (GLOBE NEWSWIRE) - Meta Financial Group, Inc.® (NASDAQ: CASH) (“Meta” or the “Company”), the holding company for its federally chartered savings bank subsidiary, MetaBank®, announced today that all necessary bank regulatory approvals relating to the acquisition of Crestmark Bancorp, Inc. (“Crestmark”), the holding company for its Michigan state-chartered bank subsidiary, Crestmark Bank, have been received. Subject to the satisfaction of customary closing conditions, and following the expiration of the 15-day waiting period required by the U.S. Department of Justice, the transaction is expected to close on Wednesday, August 1, 2018.
As previously disclosed, Meta and Crestmark shareholders approved the transaction at their respective special meetings of shareholders held on May 29, 2018.
“With bank regulatory and shareholder approvals in hand, we are looking forward to completing this transformational deal. Work towards the integration process continues and we are excited to capitalize on growth opportunities and innovation in the commercial and industrial lending space,” said J. Tyler Haahr, Chairman and CEO of Meta.

About Meta Financial Group
Meta Financial Group, Inc. ("Meta") is the holding company for MetaBank®, a federally chartered savings bank. Shares of Meta common stock are traded on the NASDAQ Global Select Market® under the symbol CASH. Headquartered in Sioux Falls, S.D., MetaBank operates in both the Banking and Payments industries through: MetaBank, its community banking operation; Meta Payment Systems, its electronic payments division; AFS/IBEX, its commercial insurance premium financing division; and Refund Advantage, EPS Financial and Specialty Consumer Services, its tax-related financial solutions divisions. More information is available at metafinancialgroup.com.

About Crestmark Bancorp, Inc.
Crestmark Bancorp Inc. is the holding company for Crestmark Bank, a Michigan state-chartered FDIC-insured commercial bank with regional offices in six states and sales representation nationwide. Headquartered in Troy, Michigan, Crestmark provides working capital loan solutions, line of credit solutions, equipment leasing, equipment financing and financial services to businesses in a wide range of industries. More information is available at crestmark.com.

Forward Looking Statements
The Company and MetaBank (the “Bank”) may from time to time make written or oral “forward-looking statements,” including statements contained in this press release, the Company’s filings with the Securities and Exchange Commission (“SEC”), the Company’s reports to stockholders, and in other communications by the Company and the Bank, which are made in good faith by the Company pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future,” “looking forward to” or the negative of those terms, or other words of similar meaning or similar expressions. You should carefully read statements that contain these words because they discuss our future expectations or state other “forward-looking” information.
These forward-looking statements are based on information currently available to Meta and assumptions about future events, and include statements with respect to the Company’s beliefs, expectations, estimates, and intentions, which are subject to significant risks and uncertainties, and are subject to change based on various factors, some of which are beyond the Company’s control. Such risks, uncertainties and other factors may cause our actual growth, results of operations, financial condition, cash flows, performance and business prospects and opportunities to differ materially from those expressed in or implied by these forward-looking statements. These statements include, among others, statements regarding the expected timetable for completing the transaction and statements regarding the potential benefits of the proposed transaction, including with respect to potential growth opportunities for the combined company. The potential risks, uncertainties and other factors that could cause actual results to differ from those projected include, among other things, the parties’ ability to satisfy the other conditions to closing, on a timely basis or at all and that expected growth opportunities, beneficial synergies and/or operating efficiencies from the proposed transaction may not be fully realized or may take longer to realize than expected.
The foregoing list of factors is not exclusive. We caution you not to place undue reliance on these forward-looking statements. The forward-looking statements included in this press release speak only as of the date hereof. Additional discussions of factors affecting the Company’s business and prospects are reflected under the caption “Risk Factors” and in other sections of the Company’s Annual Report on Form 10-K for the Company’s fiscal year ended September 30, 2017, and in other filings made with the SEC. The Company expressly disclaims any intent or obligation to update any forward-looking statements, whether written or oral, that may be made from time to time by or on behalf of the Company or its subsidiaries, whether as a result of new information, changed circumstances or future events, or for any other reason.

Media Contact:	Investor Relations Contact:
Katie LeBrun	Brittany Kelley Elsasser
Corporate Communications Director	Director of Investor Relations
605.362.5140	605.362.2423
klebrun@metabank.com	bkelley@metabank.com